Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No.2 to Registration Statement No. 333-209131 on Form S-1 of our report dated March 1, 2016, with respect to the consolidated financial statements as of and for the years ended December 31, 2015 and 2014, of XG Sciences, Inc. which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Frazier & Deeter, LLC

Frazier & Deeter, LLC

Tampa, Florida

August 31, 2016